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                                 EXHIBIT 10.4





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                                 EXHIBIT "1(a)"

                                   $1,465,074

                                Promissory Note

                            Dated:  December 8, 1995

                  Executed and Delivered at Atlanta, Georgia
________________________________________________________________________________
        For Value Received, the undersigned, H.C. Investments, Inc., a Florida corporation (the "Maker"), promises to pay to H.C. and Lois Connell ("Payee"), the principal amount of One Million Four Hundred Sixty-Five Thousand Seventy-Four Dollars ($1,465,074), less any reductions made pursuant to Section 4 hereof. Interest shall accrue on the outstanding balance hereof at the rate of 6.0% per annum.

         This Promissory Note (this "Note") is issued pursuant to that certain Stock Purchase Agreement dated as of October 31, 1995, as amended (the "Purchase Agreement"), between the Maker and the Sellers and is subject to the following additional terms and conditions:

         1. Principal and Interest Payments. All payments hereunder shall be payable in lawful money of the United States of America. Subject to the provisions of Section 6 hereof, the entire outstanding principal hereunder, together with accrued but unpaid interest thereon, shall be due and payable in one lump sum on June 8, 1996.

         2. Place of Payment. Payment shall be made to Payee at 6780 C.R. 466A, Wildwood, Florida, or at such other place as Payee may designate in writing.

         3. Prepayment. The Maker may not prepay this Note, in whole or in part.

         4.      Right of Set-off.  This Note is the "Term Note" referred to in
Section 2(b)(iii) of the Purchase Agreement. All defined terms used herein, to the extent not defined herein, shall have the meaning ascribed to them in the Purchase Agreement. As provided in Sections 3(c), 14 and 16(b)(vii) of the Purchase Agreement, Maker shall have a right of set-off against any and all amounts payable under this Note for any Purchase Price Decrease or any Losses suffered or incurred by Maker under the Purchase Agreement.
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         5.      Default/Interest.  In the event that this Note, less any
set-offs pursuant to Section 4 hereof, is not paid when due, interest shall thereafter be payable on all sums outstanding hereunder at fifteen (15) percent per annum and Maker shall pay all costs of collection, including any reasonable attorneys' fees, incurred by Payee in enforcing the rights of Payee under this Note.

         6. Waiver of Notice. Maker hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to this Note.

         7.      Miscellaneous.

                 (a) Payee may not endorse, negotiate, transfer or assign this Note or Payee's rights under this Note without Maker's prior written consent.

                 (b) The validity, interpretation and effect of this Note shall be exclusively governed by, and construed in accordance with, the laws of the State of Florida, excluding the "conflict of laws" rules of that state.

                 (c) All notices, requests, demands and other communications under this Note shall be in writing and hand delivered or sent by certified or registered mail, postage prepaid, return receipt requested and properly addressed as follows:

To the Payee:                                To the Maker:
------------                                 ------------

H.C. Connell                                 H.C. Investments, Inc.
6780 C.R. 466A                               Suite 305
Wildwood, Florida 34785                      1601 Forum Place
                                             West Palm Beach, Florida 33401
                                             Attn:  William J. Mercurio

All notices and other communications required or permitted under this Note which are addressed as provided in this Section 7(c), shall be deemed delivered
(i) on the date delivered, if delivered personally and (ii) on the date upon which the return receipt is signed or delivery is refused or, if nondeliverable, five days after the date of mailing, as the case may be, if mailed.

                 Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.





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                 (d)      This Note may not be amended or modified, nor shall
any waiver of any provision hereof be effective, except by an instrument in writing executed by the Maker and Payee.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed the day and year first above written.

                                        H.C. Investments, Inc.



                                        By:
                                                ------------------------------
                                                William J. Mercurio
                                        Its:    President

STATE OF ____________ )
                      ) SS
COUNTY OF ___________ )





                 The foregoing instrument was acknowledged before me this ____ day of December, 1995, by William J. Mercurio, as President of H.C. INVESTMENTS, INC., a Florida corporation, on behalf of the corporation. He is (check one) ______ personally known to me or ______ has produced a __________ drivers license as identification.

                                 Signature:
                                           -----------------------------------

                                 Print Name:
                                            ----------------------------------
[Notarial Seal]                  State of ______________ at Large.

Commission #:                    My Commission Expires:






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